UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2010
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33402 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
10001 Woodloch Forest Drive, Suite 610
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
          See the description of the Notice (as defined in Item 8.01 of this Form 8-K) and order of the Bankruptcy Court in Item 8.01, which is incorporated in this Item 1.02 by reference.
Item 8.01. Other Events.
Notice by Lenders and Bankruptcy Court Order relating to DIP Credit Agreement
          Reference is made to that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of August 24, 2010, as amended by Amendment No. 1 thereto dated as of September 21, 2010 and Amendment No. 2 (“Amendment No. 2”) thereto dated as of October 1, 2010 (the “DIP Credit Agreement”), among Trico Marine Services, Inc. (the “Company”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time and Obsidian Agency Services, Inc. (“Obsidian”), as agent. The DIP Credit Agreement provided for term loans in the maximum principal amount of $35.0 million consisting of (i) new money loans in the maximum principal amount of $10.0 million and (ii) loans to refinance the loans incurred by the Company under that certain Second Amended and Restated Credit Agreement, dated as of June 11, 2010 (as amended to date, the “Prepetition First Lien Loan Agreement”) in the maximum principal amount of $25.0 million. The DIP Credit Agreement was guaranteed by all subsidiaries of the Company other than Trico Supply AS (“Holdings”) and its subsidiaries. Amendment No.2 amended the DIP Credit Agreement by, among other things, extending from October 1, 2010 to October 20, 2010 the deadline for the entry of a final order authorizing borrowings thereunder to refinance the obligations under the Company’s Prepetition First Lien Loan Agreement.
          On November 8, 2010, the Company received notice (the “Notice”) from Obsidian, as agent under the DIP Credit Agreement, that (i) Events of Default, including the failure to enter the Final Order by October 21, 2010 and failure of the refinancing of the Prepetition First Lien Loans to be approved in the Final Order by October 21, 2010, have occurred and are continuing and the balance in the Advance Account is no longer available to the Debtors and, subject to clause (iii) below, the cash collateral is no longer available to the Debtors; (ii) Obsidian thereby (a) terminated the use of any Cash Collateral (after giving effect to the Waiting Period); and (b) terminated any outstanding Commitments and (iii) pursuant to the Interim Order, the consent of the Prepetition First Lien Agent and the Prepetition First Lien Lenders to the Company’s and each other Debtor’s use of cash collateral pursuant to the Approved Budget shall terminate on November 13, 2010
          As of the date of the Notice, an aggregate of $10 million of new money loans had been funded under the DIP Credit Agreement, of which approximately $3.5 million had been released to the Company from the Advance Account and the balance remained in the Advance Account.
          The Notice does not result in any material early termination penalties to the Company.
          In response to the Notice, on November 10, 2010, the Company filed an emergency motion with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking authorization for the use of cash collateral and requesting injunctive and related relief to enjoin the Lenders under the DIP Credit Agreement from exercising remedies under the DIP Credit Agreement and the Prepetition First Lien Loan Agreement. At the conclusion of the hearing held on November 10, 2010, the Bankruptcy Court entered an order, among other things, enjoining the Lenders from exercising any and all enforcement rights and remedies and permitting the Debtors to use cash collateral pursuant to a budget on an interim basis until November 29, at which time a further hearing is scheduled to be held regarding the use of cash collateral. Capitalized terms used in this Item 8.01 without definition have the meanings ascribed to such terms in the DIP Credit Agreement.
Relationships
          Tennenbaum is a lender under the Company’s Second Amended and Restated Credit Agreement dated as of June 11, 2010, as amended, the DIP Credit Agreement, Trico Shipping’s Credit Agreement dated as of October 30, 2009, as amended, and Trico Shipping’s Priority Credit Agreement dated as of September 21, 2010, as amended. Obsidian serves as administrative and collateral agent under the Prepetition First Lien Loan Agreement.
     The foregoing description of the Notice is qualified in its entirety by reference to the Notice, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	— Notice, dated November 8, 2010, by Obsidian Agency Services, Inc., as Agent under the DIP Credit Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          Certain statements and information in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the Company’s and its subsidiaries’ ability to continue as a going concern; (ii) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts that are critical to its operations; (iv) the potential adverse impact of the Company’s voluntary reorganization under Chapter 11 of Title 11 of the United States Code on its liquidity or results of operations; (v) the ability of the Company to attract, motivate and/or retain key executives and employees; (vi) the ability of the Company to attract and retain customers; (vii) Trico Shipping’s ability to comply with the terms of the Approved Budget; and (viii) other risks and factors regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.
          Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Brett Cenkus
	Name:	Brett Cenkus
	Title:	General Counsel and Secretary

EXHIBIT INDEX
(d) Exhibits
10.1	— Notice, dated November 8, 2010, by Obsidian Agency Services, Inc., as Agent under the DIP Credit Agreement.